SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                   FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of report
                        (Date of earliest event reported)
                               September 17, 2002

                        IMAGING TECHNOLOGIES CORPORATION
              (Exact Name of Registrant as Specified in its Charter)


DELAWARE . . . . . . . .                   0-12641                            33-0021693
(State of Incorporation)  (Commission File Number)  (I.R.S. Employer Identification No.)

                               17075 Via Del Campo
                           San Diego, California 92127
                    (Address of Principal Executive Offices)

                                 (858) 451-6120
              (Registrant's telephone number, including area code):

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANTS.

     On August 23, 2002, the Registrant appointed Stonefield Josephson, Inc. ("SJI") as Imaging Technologies Corporation's ("ITEC," the "Registrant", or the "Company") independent auditors because the Company and its prior auditors, Merdinger, Fruchter, Rosen & Corso, PC ("MFRC").

     The Registrant stated that the Company and MFRC "mutually agreed that it was in the best interests of the Company to have auditors with offices closer to the Company's corporate offices". However, MFRC disagrees.

     MFRC was appointed as ITEC auditors on April 22, 2002, Boros & Farrington, PC ("BF"). Since the appointment, MFRC has had staff changes, which the Registrant believes would have adversely affected services provided to the Registrant. MFRC disagrees with this assessment.

          Other than those disagreements noted above, The Registrant believes there were no othger disagreements with MFRC within the meaning of Instruction 4 to Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with regard to its services to the Registrant, which disagreements, if not resolved to their satisfaction, would have caused MFRC to make reference to the subject matter of the disagreements.

     On August 23, 2002, the Company engaged SJI as the Company's independent auditors for the year ended June 30, 2002, replacing the firm of MFRC. The change has been approved by the Company's audit committee.


ITEM  7.  EXHIBITS.

(c)  Exhibits:

16(a) Letter addressed to the Commission, dated September 27, 2002 from Merdinger, Fruchter, Rosen & Company, PC

16(a) Letter addressed to the Company (with a copy to the Commission), dated September 27, 2002 from Merdinger, Fruchter, Rosen & Company, PC

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     January  15,  2003


IMAGING  TECHNOLOGIES  CORPORATION

By:  /s/  Brian  Bonar

Name:  Brian  Bonar
Title:    Chairman,  President,  and  Chief  Executive  Officer